Exhibit 4.4

                              FIRST AMENDMENT
                                    TO
                         ADDVANTAGE MEDIA GROUP, INC.
                          1998 INCENTIVE STOCK PLAN

     THIS FIRST AMENDMENT TO THE ADDVANTAGE MEDIA GROUP, INC. 1998 INCENTIVE STOCK PLAN (the "Amendment") was adopted the 20th day of November, 2003 by the Board of Directors of ADDVANTAGE MEDIA GROUP, INC. (the "Company").

     1. Background. The Company was incorporated under the name of "ADDvantage Media Group, Inc." Effective December 30, 1999, the Company filed The Sixth Amendment to the Certificate of Incorporation of ADDvantage Media Group, Inc., which amended the name of the Company to "ADDvantage Technologies Group, Inc." The ADDvantage Media Group, Inc. 1998 Incentive Stock Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") on January 14, 1998, and by the Company's shareholders on May 28, 1998. On April, 2000, the Board approved the amendment of the Plan to conform the new name of the Plan to the name of the Company. In addition, Section 15(c) of the Plan contains a scrivener's error in that it states in the first sentence that: "A Participant's estate or beneficiaries shall have a period up to the later of one year after the Participant's death or the expiration date specified in the Option Agreement within which to exercise the Option." (Emphasis added.) This sentence should be corrected by substituting the word "earlier" in lieu of the word "later."

     2. Name Change. The Plan is hereby amended by changing the name of the Plan from the "ADDvantage Media Group, Inc. 1998 Incentive Stock Plan" to the "ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan" and any and all references within the Plan to "ADDvantage Media Group, Inc." or the "ADDvantage Media Group, Inc. 1998 Incentive Stock Plan" in the Plan and any awards granted under the Plan shall be changed to "ADDvantage Technologies Group, Inc." and the "ADDvantage Technologies Group, Inc. 1998 Incentive Stock Plan," respectively.

     3. Section 15(c). The first sentence of Section 15(c) of the Plan is hereby amended by substituting the word "earlier" in lieu of the word "later."

     The undersigned, being the duly elected Secretary of ADDvantage Technologies Group, Inc., does hereby certify that this First Amendment was approved and adopted by the Board of Directors as of November 20, 2003.




                                           By: /s/ Lynnwood R. Moore, Jr.
                                           ------------------------------
                                           Secretary







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